As filed with the Securities and Exchange Commission on March 31, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MILLROSE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	99-2056892
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Brickell Avenue, Suite 1400

Miami, Florida 33131

(212) 782-3841

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Rachel Presa

General Counsel and Secretary

600 Brickell Avenue, Suite 1400

Miami, Florida 33131

Telephone: (212) 782-3841

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Daniel I. Fisher Zachary N. Wittenberg John P. Clayton Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 (212) 872-1081	Patricia McGowan Gabriel M. Steele Venable LLP 750 East Pratt Street, Suite 900 Baltimore, Maryland 21202 (410) 244-7400	George Howell Kendal Sibley Hunton Andrews Kurth LLP 200 Park Avenue New York, New York 10166 (212) 309-1228

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market considerations and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Millrose Properties, Inc.

Debt Securities

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

We may, from time to time, offer and sell debt securities, Class A common stock, preferred stock, depositary shares, warrants and units. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MRP”. On March 30, 2026, the last reported sale price for our common stock was $27.28 per share.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risk. You should carefully read the information under the heading “Risk Factors” on page 5 of this prospectus and the risk factors contained in any applicable prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of the prospectus, or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of any security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in their entirety before investing in our common stock.

In this prospectus, the “Company,” “Millrose,” “we,” “us,” “our” and similar terms refer to Millrose Properties, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a website maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our internet address is www.millroseproperties.com. Unless specifically listed below, information on our website or the SEC’s website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC), which we filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 2, 2026 (the “Annual Report”);

•	our Current Reports on Form 8-K, filed with the SEC on March 23, 2026 and March 27, 2026; and

•	the description of our common stock contained in Exhibit 4.1 of our Annual Report, and any amendment or report filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings made by the Company with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until all offerings under this shelf registration statement are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number, or emailing us at info@millroseproperties.com:

Millrose Properties, Inc.

600 Brickell Avenue, Suite 1400

Miami, Florida 33131

Attention: Investor Relations

Tel: (212) 782-3841

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “believe,” “may,” “will,” “should,” “seek,” “forecast,” “outlook,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “predict,” “potential,” “plan,” “expect” or other similar words or the negatives thereof intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this prospectus include statements regarding:

•	Millrose’s plans and objectives for future operations, including plans and objectives relating to the future growth of our business and our homesite option platform;

•

the availability of capital at any given time to finance the various endeavors, projects and acquisitions that are expected or planned for Millrose, as well as the availability of capital that needs to be reserved for specified uses (whether contractually or by law);

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expectations about the quality and value of our homesites and the existence of any liabilities attached to the homesites, and the adequacy of the protection, including our counterparties’ indemnification of Millrose in connection with the land assets acquired under the counterparty agreements;

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expectations and assumptions regarding our ongoing relationships with counterparties, including expectations that counterparties will fully perform their obligations under existing agreements, and timely exercise their purchase option;

•	our expected business, operations and financial position;

•	expectations and assumptions regarding our industry, the real estate markets or the economy, including statements regarding the competitive landscape;

•	the possibility of providing our homesite option platform and continuing our expansion to new counterparties, and the nature of any such future arrangements;

•	any expected use, development or sale of land assets that we have acquired or may acquire in the future;

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expectations and assumptions around our relationship with Kennedy Lewis Land and Residential Advisors LLC (our “Manager” or “KL”), an affiliate and wholly-owned subsidiary of Kennedy Lewis Investment Management LLC;

•

our status as a real estate investment trust (“REIT”) and MPH Parent, LLC’s (“MPH Parent”), RCH Holdings, Inc.’s, and Millrose Properties Holdings, LLC’s (“Millrose Holdings”) status as taxable REIT subsidiaries (“TRS”);

•	expectations around ownership limits of our common stock; and

•

expectations and assumptions around our source of revenues, expected income, ability to secure financing or incur and repay indebtedness, and ability to comply with restrictions contained in our debt covenants.

Assumptions relating to these statements involve judgments with respect to, among other things, future macroeconomic, competitive and market conditions, future land values, future business decisions, future environmental conditions and relationships with our counterparties, all of which are difficult or impossible to accurately predict and many of which are beyond our control. All forward-looking statements included herein and in the documents incorporated by reference are based on information available to us as of the date hereof or thereof and speak only as of such date. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein reflect our views as of the date they were made about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate, and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

The forward-looking statements in this prospectus and the documents incorporated by reference herein involve risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements. Investing in our securities involves a high degree of risk. For a discussion of these risks and uncertainties, see “Risk Factors” in this prospectus and “Item 1A. Risk Factors” in our Annual Report.

MILLROSE PROPERTIES, INC.

Millrose purchases and develops residential land and sells finished homesites to homebuilders by way of option contracts with predetermined costs and takedown schedules. We serve as a solution for homebuilders seeking to expand access to finished homesites while implementing an asset-light strategy. Our option contracts provide for the payment of recurring cash option fees as compensation for the capital and operational solution delivered by the Millrose platform. As Millrose sells fully developed homesites, capital is recycled into future land acquisitions for homebuilders, providing counterparties with durable access to community growth. To a lesser extent, we also provide development loans secured by property intended for residential use.

We are externally managed and advised by our Manager pursuant to a Management Agreement between Millrose and KL entered into on February 7, 2025 (the “Management Agreement”).

We intend to elect to be treated as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2025. Millrose Properties, Inc. is a holding company whose operations are conducted primarily through MPH Parent, a Delaware limited liability company and a wholly owned operating subsidiary of Millrose, and other subsidiaries, including Millrose Holdings, a Delaware limited liability company and a wholly owned operating subsidiary of MPH Parent. Millrose and MPH Parent made a joint election to treat MPH Parent as a TRS of Millrose. Accordingly, MPH Parent will be subject to full entity-level taxation in connection with its business operations. Similarly, we expect that our other TRSs will be taxable business entities.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are expressly incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include repayment or refinancing of indebtedness, working capital, capital expenditures, investments and acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer by this prospectus consist of notes or other evidences of indebtedness of Millrose. We may issue debt securities in one or more series under an indenture (the “Base Indenture”), between us and a trustee to be named in the applicable supplemental indenture (the “Trustee”), which Base Indenture may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that are deemed to be a part of and govern the Base Indenture and any such supplemental indenture (the Base Indenture, any such supplemental indenture, and any such applicable provisions, collectively, an “Indenture”). The term “Indenture” shall also include the terms of any particular series or specific debt securities within a series established as contemplated by an Indenture. A form of the Base Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the Base Indenture. For purposes of this Description of Debt Securities, references to “Millrose,” the “Company,” “we,” “our” and “us” refer only to Millrose Properties, Inc. and not to its subsidiaries.

The provisions of the Base Indenture will generally be applicable to all of the debt securities. Selected provisions of the Base Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. A prospectus supplement relating to any series of debt securities being offered will include the aggregate principal amount of the debt securities being offered and may include, among other things and to the extent applicable, the following:

•	the title and ranking of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	the person to whom any interest on a debt security will be payable, if other than the registered holder thereof on the regular record date therefor;

•	the date or dates on which the principal of the debt securities of the series will be payable or the method of determination thereof and the amount of principal that will be payable;

•

the rate or rates (which may be fixed or variable) per annum at which the debt securities of the series shall bear interest, if any, or contingent interest, if any, or the formula, method or provision pursuant to which such rate or rates are determined, and the date or dates from which such interest shall accrue or the method of determination thereof;

•	the dates on which interest will be payable and the regular record dates for interest payment dates;

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our right to elect, if any, or obligation, if any, to pay interest in-kind by increasing the principal amount of the debt securities in lieu of or in addition to payment of interest in currency, any changes in the interest rate or other terms of the debt securities triggered by any such payment in-kind, any conditions upon which a right to elect or obligation to pay in-kind arises, and the other terms and conditions relating to such payment in-kind right or obligation;

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the amount of any premium payable in connection with the debt securities (or the method of determining such premium), including, without limitation, any premium payable upon optional or mandatory redemption, repurchase at the option of holders, acceleration of the maturity of the debt securities, or otherwise;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable and the manner in which any payment may be made;

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our option, if any, to redeem or prepay the debt securities, in whole or in part, the period or periods within which, and the price or prices (or the method of determining such price or prices) at which, such redemption or prepayment may occur, and the other terms and conditions of any such redemptions or prepayments;

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our obligation, if any, to redeem or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices (or the method of determining such price or prices) at which and the terms and conditions upon which securities of the series shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the debt securities will be issuable, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

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if the amount of principal of or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

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if other than the currency of the United States of America, the currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest on any debt securities shall be payable, or shall at the election of the Company or the holder thereof be payable, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for the purposes of making payment in the currency of the United States of America and determining the outstanding amount of debt securities, and, in the case of an election, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

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if other than the entire principal amount thereof, the portion of the principal amount of any debt securities that will be payable upon acceleration of the maturity of the debt securities pursuant to an event of default;

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if the principal amount payable at the maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that shall be deemed to be the principal amount of such debt securities as of any such date, including the principal amount thereof that shall be due and payable upon any maturity other than the stated maturity or that shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

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if applicable, that the debt securities, in whole or any specified part, shall not be defeasible, and, if such debt securities may be defeased, in whole or in part, any provisions to permit a pledge of obligations other than United States government obligations (or the establishment of other arrangements) to satisfy the requirements for defeasance of such debt securities and, if other than by a board resolution, the manner in which any election by the Company to defease such debt securities shall be evidenced;

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if applicable, that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends that shall be borne by any such global security in addition to or in lieu of that set forth in the Base Indenture, any addition to, elimination of or other change in the circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of any such global security;

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any addition to, elimination of or other change in the events of default that apply to any debt securities, any changes in the applicable notice or cure periods (which may be no period), and any change in the right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof (or some portion thereof) due and payable, or the automatic acceleration of such principal amount;

•	any addition to, elimination of or other change in the covenants set forth in the Base Indenture that apply to any debt securities;

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if applicable, that persons other than those specified in the Base Indenture shall have such benefits, rights, remedies and claims with respect to such debt securities, as and to the extent provided for such debt securities;

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any change in the actions permitted or required to be taken by or on behalf of the holders of any debt securities, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific debt securities rather than or in addition to the holders of all debt securities;

•	any provisions for subordination of any debt securities to other obligations of the Company (including other debt securities issued under the Base Indenture);

•	if applicable, a discussion of any material U.S. federal income tax considerations applicable to an investment in the debt securities;

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whether payment of principal of and premium, if any, and interest, if any, on any debt securities shall be without deduction for taxes, assessments or governmental charges paid by holders of such debt securities;

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whether and under what circumstances the Company will pay additional amounts on any debt securities held by a person who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the debt securities rather than pay such additional amounts;

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if any debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

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whether any debt securities are to be convertible into or exchangeable for common stock or any other security or property, including, without limitation, securities of another person held by the Company or its affiliates, and, if so, the terms thereof, including any limitations in connection with the preservation of our status as a REIT;

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any provisions necessary to permit or facilitate the issuance, payment or conversion of any debt securities that may be converted into securities or other property other than debt securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;

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whether any debt securities will be guaranteed, and, if so, the terms and conditions of such guarantees, and the names of, or the method of determination or identification of, the guarantors, and any deletions from, or modifications or additions to, the provisions of the Base Indenture in connection with the guarantees of the debt securities of the series;

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whether the debt securities or, if applicable, any guarantees thereof, will be secured by any collateral and, if so, a general description of the collateral and the material terms of any related security, pledge, or other agreements;

•	if other than the Trustee, the identity of the initial security registrar and any initial paying agent; and

•	any other terms of the debt securities and any guarantees of the debt securities.

Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable supplemental indenture.

We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.

If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

Unless otherwise indicated in an applicable prospectus supplement:

•	the debt securities will be issued only in fully registered form (without coupons) in denominations of $2,000 and any integral multiples of $1,000 in excess thereof; and

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payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global (i.e., book-entry) form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe in the applicable prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security. References to “holders” in this description mean those who own debt securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Certain Covenants

Maintenance of Office or Agency

We will be required to maintain an office or agency in each place of payment for each series of debt securities, for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, conversion or exchange.

Paying Agents

If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to such payment a sum sufficient to pay the amount due until such sum is paid to such persons or otherwise disposed of as provided in the Indenture and to notify the Trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, on or before each due date of the principal of or any premium or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the Trustee, to promptly notify the Trustee of our action or failure to act. Subject to applicable escheat laws, any money deposited with the Trustee or any paying agent, or then held by us, in trust for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed for two years after such principal or any premium or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof and all liability of the Trustee or any paying agent with respect to such trust money, and all of our liability as trustee thereof, shall thereupon cease.

Corporate Existence

Subject to the transactions described under the heading “Consolidation, Merger, Sale, Conveyance, Transfer or Lease” below, we will be required to preserve and keep in full force and effect our corporate existence, rights (charter and statutory), licenses and franchises, but the Company shall not be required to preserve any such right, license or franchise if the Company determines that such preservation is no longer desirable in the conduct of the business of the Company.

Compliance Certificate

The Company will be required to furnish annually to the Trustee a certificate signed by two of its officers as to the officers’ knowledge of the Company’s compliance with all conditions and covenants under the Indenture.

Consolidation, Merger, Sale, Conveyance, Transfer or Lease

The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to, any person, unless:

(1)

the resulting, surviving or transferee person (the “Successor Company”) will be a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of the United States, any State thereof or the District of Columbia;

(2)

the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed and, for each debt security that by its terms provides for conversion, shall have provided for the right to convert such debt security in accordance with its terms;

(3)

immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any subsidiary as a result of such transaction as having been incurred by the Company or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(4)

the Company has delivered, or caused to be delivered, to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Upon any consolidation of the Company with, or merger of the Company with or into, or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company on a consolidated basis to, any person, in each case in accordance with the foregoing covenant, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor Company had been named as the Company in the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Indenture and the debt securities, except in the case of a lease of all or substantially all of the properties and assets of the Company on a consolidated basis, in which case the predecessor Company shall not be released from the obligation to pay the principal of, any premium on, and interest on the debt securities.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the Indenture with respect to debt securities of any series:

(1)	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)	default in the payment of the principal of or any premium on any debt security of that series when due at its stated maturity or by declaration of acceleration, call for redemption or otherwise;

(3)	default in the deposit of any sinking fund payment when and as due by the terms of any debt security of that series and continuance of such default for a period of 60 days;

(4)

default in the performance, or breach, of any covenant of the Company in the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in the events of default for such series specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, or overnight courier guaranteeing next business day delivery, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(5)	specified events of bankruptcy, insolvency, or reorganization involving the Company; and

(6)	any other event of default provided with respect to debt securities of that series.

The Trustee is required to give to the holders of the debt securities of that series notice of all defaults known to a responsible officer of the Trustee within 90 days of the occurrence thereof, except that other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the Trustee may withhold notice if it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.

If an event of default described in clause (5) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable automatically without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. If any other event of default with respect to debt securities of any series occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See “—Amendments and Waivers” below.

Subject to the duty of the Trustee to act with the requisite standard of care during an event of default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, losses, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may institute any proceeding with respect to the Indenture unless:

(1)	such holder has previously given the Trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	holders of not less than 25% in principal amount of the outstanding debt securities of such series have requested in writing that the Trustee institute proceedings in respect of such event of default;

(3)	such holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any costs, losses, expenses and liabilities to be incurred by it in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5)

no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an event of default has occurred and is continuing, the Trustee will be required in the exercise of its rights and powers to use the degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, that the Trustee determines in good faith would involve the Trustee in personal liability, or that would be unduly prejudicial to the rights of other holders of the debt securities (it being understood that the Trustee does not have an affirmative duty as to ascertain whether or not any such directors are unduly prejudicial to such holders). Prior to taking any action under the Indenture, the Trustee will be entitled to security or indemnification satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with any request or direction.

Any additional events of default with respect to any series of debt securities, and any variations from the foregoing events of default applicable to any series of debt securities, will be described in an applicable prospectus supplement.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series issued under the Indenture.

Amendments and Waivers

Subject to certain exceptions, the Indenture and the debt securities may be amended or supplemented with the consent of the holders of a majority in principal amount (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) of all debt securities at the time outstanding to be affected by such supplemental indenture (considered together as one class for this purpose and such debt securities to be affected potentially being debt securities of the same or different series and, with respect to any series, potentially comprising fewer than all the debt securities of such series). Subject to certain exceptions, any past default may be waived with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding or, if the waiver of a past default affects the debt securities of more than one series of debt securities, by the holders of a majority in principal amount (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) of all debt securities at the time outstanding to be affected by such supplemental indenture (considered together as one class for this purpose and such debt securities to be affected potentially being debt securities of the same or different series and, with respect to any series, potentially comprising fewer than all the debt securities of such series). In addition, without the consent of any holder, the Company and the Trustee may amend or supplement the Indenture or any series of debt securities for certain purposes as set forth in the Indenture.

However, without the consent of each holder of an outstanding debt security affected, no amendment, supplement or waiver may, among other things:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of a debt security issued with original issue discount or any other debt security that would be due and payable upon acceleration of the maturity thereof, or permit the Company to redeem any debt security if the Company would not otherwise be permitted to do so, or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or adversely affect the ranking of the debt securities of any series;

•

unless otherwise provided in the applicable supplemental indenture relating to such series of debt securities, if any debt security provides that the holder may require the Company to repurchase or convert such debt security, impair such holder’s right to require repurchase or conversion of such debt security on the terms provided therein;

•

reduce the percentage in principal amount of the outstanding debt securities of any one or more series (considered separately or together as one class, as applicable, and whether comprising the same or different series or less than all the debt securities of a series), the consent of whose holders is required for any such amendment or supplement, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences); or

•	if any debt security is guaranteed, release any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the Indenture.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a purchase of, or tender or exchange offer for, such holder’s debt securities will not be rendered invalid by such purchase, tender or exchange.

Defeasance

The Company at any time may terminate all of its and any guarantor’s obligations under the debt securities of any series and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust (as defined below) and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, and to maintain a registrar and paying agent in respect of the debt securities of any series and certain rights and immunities of the Trustee.

The Company may at any time terminate its and any guarantor’s obligations to comply with certain covenants described above under “—Certain Covenants” and certain covenants of any outstanding series of debt securities that may be contained in any applicable prospectus supplement, and may omit to comply with such covenants without creating an event of default (“covenant defeasance”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or United States government obligations, or a combination of money and United States government obligations, for the payment of principal, premium, if any, and interest on the debt securities of any series to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an opinion of counsel (subject to customary assumptions and exclusions) to the effect that holders of such series will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

Upon the effectiveness of a legal defeasance or covenant defeasance with respect to any series of guaranteed debt securities, unless otherwise specified in the applicable prospectus supplement establishing such series of debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the Indenture in respect of the debt securities of that series, without any action by us, any guarantor or the Trustee, and without the consent of the holders of any debt securities.

Upon the effectiveness of a legal defeasance or covenant defeasance with respect to any series of secured debt securities, unless otherwise specified in the applicable prospectus supplement establishing such series of secured debt securities, all security interests in collateral securing the obligations of the Company and each guarantor of the debt securities of such series shall be automatically and unconditionally released and terminated with respect to the debt securities of such series and all other obligations under the Indenture in respect of the debt securities of that series, without any action by us, any guarantor or the Trustee, and without the consent of the holders of any debt securities.

Satisfaction and Discharge

The Indenture shall upon request of the Company cease to be of further effect with respect to the debt securities of any series and any guarantees of such debt securities (except as to any surviving rights of conversion, registration of transfer or exchange of any such debt security expressly provided for in the Indenture or in the terms of such debt security), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to such debt securities, when:

(1)	either:

(A)

all such debt securities theretofore authenticated and delivered (other than (i) debt securities that have been destroyed, lost or wrongfully taken and that have been replaced or paid and (ii) debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee or the Security Registrar for cancellation; or

(B)	all such debt securities not theretofore delivered to the Trustee or the Security Registrar for cancellation

i.	have become due and payable (by reason of the giving or making of a notice of redemption or otherwise), or

ii.	will become due and payable at their stated maturity within one year of the date of deposit, or

iii.	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or a guarantor in the case of (i), (ii) or (iii) of subsection (B) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be;

(2)	the Company and the guarantors (if any) have paid or caused to be paid all other sums payable under the Indenture by the Company and the guarantors (if any) with respect to such debt securities; and

(3)

the Company has delivered, or caused to be delivered, to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent in the Indenture relating to the satisfaction and discharge of the Indenture with respect to such debt securities have been complied with.

Notwithstanding the satisfaction and discharge of the Indenture with respect to debt securities of any series, certain obligations of the Company and the Trustee listed in the Indenture shall survive such satisfaction and discharge.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the Trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below against surrender of the debt security. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed).

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in the United States, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Company or any guarantor, as such, will have any liability for any obligations of the Company or any guarantor under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The Base Indenture is, and each supplemental indenture and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Base Indenture provides that there may be more than one trustee under the Base Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the Base Indenture separate and apart from the trust administered by any other trustee under the Base Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the Base Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. Except as provided above under the heading “Payments” or as otherwise provided in the applicable prospectus supplement, all payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in the place of payment.

The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and there is an event of default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. It does not purport to be complete and is subject to and qualified in its entirety by our charter (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”) and the applicable provisions of the Maryland General Corporation Law (the “MGCL”). Copies of the Charter and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 450,000,000 shares of common stock, $0.01 par value per share, including 275,000,000 shares of Class A common stock and 175,000,000 shares of Class B common stock, and 50,000,000 shares of preferred stock, $0.01 par value per share. Our Charter authorizes a majority of our entire board of directors (the “Board”), without stockholder approval, to amend our Charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series. Our Board also has the power, without stockholder approval, to classify and reclassify any unissued shares of our common stock or classify any unissued preferred stock or reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock.

As of March 23, 2026, we had 154,183,686 shares of Class A common stock outstanding, 11,819,811 shares of Class B common stock outstanding and no shares of preferred stock issued or outstanding. As of March 23, 2026, we had reserved 11,559,464 additional shares of common stock for issuance under our long-term incentive plan.

Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder. Our Class A common stock is listed on the NYSE under the ticker symbol “MRP.” Our Class B common stock is not listed on any securities exchange or quoted on any stock quotation system.

Description of Common Stock

We have two classes of common stock: Class A common stock and Class B common stock. The two classes are identical, except that (a) holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes for each share of Class B common stock held in the holder’s name, except when voting together with the holders of the Class A common stock, each holder of record of Class B common stock is entitled to the greater of (i) ten votes per share or (ii) that number of votes per share of Class B common stock that would entitle the outstanding shares of Class B common stock to cast, in the aggregate, 35% of the votes entitled to be cast on the matter, and there are separate class votes for holders of Class B common stock (in some cases in addition to a vote of both the Class A common stock and Class B common stock, voting together without regard to class) for the approval of certain mergers, consolidations and other business combinations, and future issuances of Class B common stock, among others, but no separate class votes for holders of Class A common stock for any matter, and (b) Class A common stock is listed on the NYSE, but we have not applied to list our Class B common stock on any securities exchange or to have our Class B common stock quoted on any stock quotation system, and we do not expect to do so.

Rights Relating to Dividends and Other Distributions

Subject to preferences that may apply to any shares of preferred stock that are outstanding at the time, the holders of shares of common stock are entitled to share equally, on a per share basis, in any dividends or other distributions in cash or other property, as authorized by our Board and declared by us out of assets legally available for the payment of dividends and other distributions. Each dividend or other distribution will be payable to the holders of our Class A common stock and Class B common stock in accordance with our Charter, which requires that any dividends or distributions payable in our common stock must be paid in kind by class (i.e., holders of Class A common stock may receive only additional shares of Class A common stock in connection with any dividend or distribution, and holders of Class B common stock may receive only additional shares of Class B common stock in connection with any dividend or distribution).

Voting Rights

Each share of Class A common stock entitles the holder to one vote on each matter submitted to a vote of stockholders. Each share of Class B common stock entitles the holder to ten votes on each matter submitted to a vote of stockholders, except when voting together with the holders of the Class A common stock, each holder of record of Class B common stock is entitled to the greater of: (a) ten votes for each share of Class B common stock held in the holder’s name or (b) that number of votes for each share of Class B common stock held in the holder’s name that would entitle the outstanding shares of Class B common stock to cast, in the aggregate, 35% of the votes entitled to be cast on the matter. Except as stated in the Charter, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Class A common stock and the holders of the outstanding shares of Class B common stock will vote together without regard to class (except as to the number of votes per share).

Notwithstanding the foregoing, any amendment to the Charter (except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter) must be approved by the holders of two-thirds in voting power of the Class A common stock and Class B common stock, voting together without regard to class. Additionally, any merger, consolidation, sale of all or substantially all of the Company’s assets or other business combination requiring stockholder approval under Maryland law must be approved by both (i) the holders of a majority in voting power of the Class A common stock and Class B common stock, voting together without regard to class, and (ii) a majority of all the votes entitled to be cast on the matter by all holders of Class B common stock, voting as a separate class. Once there are no longer any shares of Class B common stock outstanding, such business combinations and Charter amendments must be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except for any business combinations or Charter amendments which do not require stockholder approval under Maryland law.

In addition, so long as any shares of Class B common stock are outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the shares of Class B common stock outstanding, voting separately as a class, issue additional shares of Class B common stock (other than in connection with dividends or other distributions paid with shares of Class B common stock solely to holders of Class B common stock), and no other vote of the stockholders shall be required.

Liquidation Rights

We currently have no outstanding preferred stock. While that continues to be the case, if we are liquidated, the holders of our Class A common stock and Class B common stock will be entitled to share equally on a per share basis, without regard to class, in the assets available for distribution after we have satisfied or provided for all our debts and liabilities.

If we are liquidated at a time when there are outstanding shares of preferred stock, the holders of our Class A common stock and Class B common stock will be entitled to share equally on a per share basis, without regard to class, in the assets available for distribution after we have satisfied our debts and liabilities and made any distributions we are required to make with regard to the preferred stock.

Termination of Class B Common Stock

Our Class B common stock will convert automatically into Class A common stock in whole, but not in part, on a one-for-one basis, upon approval of the conversion by the holders of a majority of the outstanding shares of Class B common stock. After that occurs, we would no longer be authorized to issue Class B common stock. Individual shares of Class B common stock cannot be converted into Class A common stock.

Other Rights or Restrictions

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any other securities of the Company. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our Board determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights.

Description of Preferred Stock

We may issue preferred stock with any rights and preferences that may be authorized by our Board. These rights and preferences might include some or all of:

•	preferential rights to dividends, which might be fixed or participating, and might or might not be cumulative;

•	special voting rights, including rights to elect directors without the vote of other classes of our capital stock;

•	rights to convert the preferred stock into shares of common stock or other securities;

•	rights to require us to redeem shares or provisions giving us the right to redeem shares;

•	rights to benefit from sinking funds;

•	preferential rights to distributions on liquidation;

•	preemptive rights; or

•	other special rights or preferences.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts) during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares of stock must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares of our stock so as to ensure our qualification as a REIT under the Code. We cannot assure you that this prohibition will be effective.

Our Charter contains a limitation on ownership that prohibits any person or entity, subject to certain exceptions, from owning, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9% in value of the outstanding shares of all classes or series of our stock. Our Charter provides for an excepted holder limit for Stuart Miller, each member of his family who would be treated as a stockholder of the Company pursuant to Section 544(a)(2) of the Code or Section 318(a)(1)(A) of the Code (whichever is more expansive) and any person through which the Miller Family (as defined below) would beneficially own or constructively own capital stock or that would be treated as beneficially owning or constructively owning capital stock of the Company through the Miller Family to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, up to 12.8% in the aggregate, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or the outstanding shares of all classes or series of our stock. We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or constructively own shares of our stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock as a “prohibited owner.” “Miller Family” means Stuart Miller, Executive Chairman and Chief Executive Officer of Lennar Corporation (together with its affiliates and subsidiaries as the context requires, “Lennar”), and each member of his family that would be treated as a stockholder of Millrose pursuant to section 544(a)(2) of the Code or section 318(a)(1)(A) of the Code, whichever is more expansive, and any person through which the Miller Family beneficially owns or constructively owns capital stock or that would be treated as beneficially owning or constructively owning capital stock of Millrose through the Miller Family, collectively.

The constructive ownership rules under the Code are complex and may cause shares of stock owned beneficially or constructively by a group of related individuals and/or entities to be treated as being owned beneficially or constructively by one individual or entity. As a result, except for the Miller Family who is subject to the excepted holder limit, the ownership of less than 9%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or less than 9% in value of the outstanding shares of all classes and series of our stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of our stock), could cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of our stock in excess of the ownership limits.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons, will be null and void and the proposed transferee will acquire no rights in such stock. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to maintain our qualification as a REIT, will cause the number of shares of our stock causing the violation (rounded up to the nearest whole share) to be transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in those shares. If the transfer to the trust would not be effective for any reason to prevent any of the foregoing, the transfer of that number of shares that otherwise would cause a person to violate any of the restrictions described above will be void ab initio and the proposed transferee will acquire no rights in such shares of our stock. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer or other event that results in transfer to the trust. Millrose will designate a trustee of the trust that will not be affiliated with Millrose or the prohibited owner. Millrose will also name one or more charitable organizations as a beneficiary of the trust. Shares held in trust will remain issued and outstanding shares of stock and will be entitled to the same rights and privileges as all other shares of the same class or series of stock. The trustee will receive all distributions on the shares held in trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares held in trust during the period they are held in trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. If we have already taken irreversible corporate action, however, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee of the trust will sell the shares held in trust to a person or persons, selected by the trustee, whose ownership of the shares will not violate the ownership limits discussed above and distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust from the sale or other disposition of the shares (net of any commissions and other expenses of sale) and (2) (a) if the prohibited owner gave value for the shares, the price paid by the prohibited owner for such shares held in trust or (b) if the prohibited owner did not give value for the shares (e.g., in the case of a gift, devise or other such transaction), the market price (as defined in our Charter) of such shares held in trust on the day of the event causing the shares to be held in trust. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust.

If, prior to our discovery that shares of our stock have been transferred to the trustee, such shares are sold by the prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive, such excess must be paid to the trustee upon demand. In addition, all shares held in trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of devise or gift, the market price of such shares of stock at the time of such devise or gift) and (2) the market price of such shares of stock on the date we, or our designee, accepts such offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner.

Any person who acquires or attempts or intends to acquire shares of our stock in violation of the ownership limits or who would have owned shares of our stock that resulted in a transfer to any such trust is required to give immediate written notice to us of such event or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our Board determines it is no longer in our best interest to continue to qualify as a REIT or that compliance with the foregoing restrictions is no longer required for REIT qualification.

Our Board, by the affirmative vote of two-thirds of its members, may exempt a person (prospectively or retroactively) from the ownership limits or establish a different limit on ownership. Our Board, however, may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failure to maintain our qualification as a REIT. As a condition of granting the waiver or establishing the excepted holder limit, our Board may require an opinion of counsel or a ruling from the Internal Revenue Service, in either case in form and substance satisfactory to our Board, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and the person seeking an exemption must make such representations and agreements as our Board may require. Our Charter provides for an excepted holder limit for the Miller Family to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, up to 12.8% in the aggregate, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or the outstanding shares of all classes or series of our stock. Our Board has provided a waiver of this stock ownership restriction to Lennar in connection with the shares of common stock, held in the form of Class A common stock, retained by Lennar after the spin-off of the Company. Our Board may from time to time grant exceptions to the ownership limits to certain stockholders, including index funds or other passive institutional investors.

In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our Board may from time to time, by the affirmative vote of two-thirds of its members, increase or decrease either of the ownership limits for one or more persons or all persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding stock. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or our stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or our stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

Any stockholder who owns more than 5.0% (or such lower level as required by the Code and the regulations thereunder) of the outstanding shares of our stock during any taxable year, within 30 days after the end of such taxable year, will be asked to deliver written notice to the Company setting forth the name and address of such owner, the number of shares of our stock beneficially owned and a description of the manner in which such shares are held, and such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits.

If there are any certificates representing shares of our capital stock, they will bear a legend referring to the restrictions on ownership and transfer of our common stock described above.

The restrictions on ownership and transfer of our capital stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Election of Directors; Board of Directors

Our Charter provides that the number of our directors may be established, increased or decreased only by the Board pursuant to our Bylaws but may not be fewer than one, the minimum required by the MGCL.

Election of Directors. At each annual meeting of our stockholders, our stockholders will elect each of our directors to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Directors are elected by a majority of the votes cast in an uncontested election and by a plurality of the votes cast in a contested election. A contested election occurs at any meeting of stockholders duly called and at which a quorum is present for which our secretary receives notice that a stockholder has nominated an individual for election as a director in compliance with the requirements of advance notice of stockholder nominees for director set forth in the Bylaws and such nomination has not been withdrawn by such stockholder on or before the close of business on the tenth day before the date of filing of the definitive proxy statement with the SEC, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, the holders of outstanding shares of our common stock entitled to cast a majority of the votes entitled to be cast can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Vacancies. Subject to the terms of any class or series of our preferred stock that may be issued in the future, vacancies on our Board may be filled only by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Voting. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of our Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or the Bylaws.

Removal of Directors. Subject to the rights of holders of shares of one or more classes or series of our preferred stock to elect or remove one or more directors, any director may be removed from office at any time, with or without cause, by the affirmative vote of two-thirds of the total outstanding votes of all stockholders of Class A common stock and Class B common stock entitled to be cast, voting together without regard to class. These provisions, when coupled with the exclusive power of our Board to fill vacancies on our Board, will preclude stockholders from removing incumbent directors (except upon a substantial affirmative vote) and filling the vacancies created by such removal with their own nominees.

Stockholders’ Consent in Lieu of Meeting

The MGCL generally provides that, unless the charter of the corporation authorizes stockholder action by less than unanimous consent, holders of common stock may take action by consent in lieu of a meeting only if it is given by all such stockholders entitled to vote on the matter. Our Charter permits and our Bylaws provide for action in writing or by electronic transmission by stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders at which all stockholders entitled to vote on the matter are present and all eligible shares are voted. We will give notice of any action taken by less than unanimous consent to each stockholder not later than 10 days after the effective time of such action.

Business Combinations

Under the MGCL, certain business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our Board adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our Board, including by a majority of directors who are not affiliates or associates of such person. This resolution, however, may be altered or repealed in whole or in part at any time.

Control Share Acquisitions

The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding shares held (or entitled to be voted by): (1) the person who has made or proposes to make the control share acquisition, (2) the officers of the corporation or (3) employees who are directors of the corporation. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror, directly or indirectly, to exercise or direct the exercise of voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of the voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a special meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights of the control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter or bylaws provide otherwise. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by the Miller Family or by The Vanguard Group, Inc. (“Vanguard”). This Bylaw provision may be amended or eliminated at any time in the future except that the provision may not be repealed, in whole or in part, with respect to any prior or subsequent control share acquisition by (i) the Miller Family, without the prior written consent of Stuart A. Miller (or a member of his immediate family upon his death or disability) for so long as the Miller Family collectively owns, or is entitled to direct the exercise of voting power with respect to, shares of common stock entitled to exercise more than one-tenth of the voting power of all outstanding shares of common stock and (ii) Vanguard, without its prior written consent, for so long as Vanguard collectively owns, or is entitled to direct the exercise of voting power with respect to, shares of common stock entitled to exercise more than one-tenth of the voting power of all outstanding shares of common stock.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our Charter provides that vacancies on our Board will only be filled by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Through provisions in our Charter and Bylaws unrelated to Subtitle 8, we vest in our Board the exclusive power to fix the number of directorships, require the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting to act on such matter and require a two-thirds vote for the removal of directors. We have not elected to be subject to any of the other provisions of Subtitle 8.

Founder’s Rights Agreement

We are party to the Founder’s Rights Agreement between the Company and Lennar, dated February 7, 2025 (the “Founder’s Rights Agreement”). The Company’s obligations under the Founder’s Rights Agreement are incorporated by reference into our Bylaws, as such Founder’s Rights Agreement may be amended, modified and/or supplemented from time to time. For so long as the Founder’s Rights Agreement is in effect, this provision of our Bylaws may not be amended, altered or repealed without the consent of Lennar. Pursuant to the Founder’s Rights Agreement, Lennar will have certain rights as the original parent company of the Company and the initial contributor of our business assets. Lennar and the Company can together amend the Founder’s Rights Agreement pursuant to the terms of such agreement at any time without any vote of our stockholders, and any such amendments, modifications and/or supplements to the Company’s obligations will automatically be incorporated by reference into our Bylaws without any further action by any party or the Board.

Meetings of Stockholders and Voting Requirements

Under the Bylaws, annual meetings of stockholders will be held each year at a date, time and place determined by our Board. Special meetings of stockholders may be called by the chair of the Board, the chief executive officer, the president or the Board and must also be called, subject to the requirements and procedures set forth in our Bylaws, by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

The presence either in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described below and except that a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to elect a director in a contested election.

Advance Notice of Director Nomination and New Business

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board or (3) by a stockholder who is a stockholder of record at the record date set by our Board for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the notice required by the Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our Board at a special meeting may be made only (1) by or at the direction of our Board or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our Board for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the Bylaws.

The advance notice procedures of the Bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or other proposals for an annual meeting must be delivered to our secretary at our principal executive office not earlier than the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of the proxy statement for our preceding year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the close of business on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Exclusive Forum for Certain Litigation

Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, any state court of competent jurisdiction within the State of Maryland, or, if such state courts do not have jurisdiction, the United States District Court located within the State of Maryland, shall be the sole and exclusive forum for (a) any internal corporate claim, as such term is defined in the MGCL, including without limitation: (i) any derivative action or proceeding brought on our behalf, other than actions arising under federal securities laws, (ii) any claim, or any action or proceeding asserting a claim based on an alleged breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, or (iii) any claim, or any action or proceeding asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL, our Charter or our Bylaws, or (b) any other action or proceeding asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless we consent in writing to such court.

This provision does not apply to any action or proceeding under federal securities laws or claims arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our Charter provides that, except for any greater vote or separate class vote as specifically provided in Section 5.8 (relating to removal of directors), Section 6.2.1 (relating to a separate vote of the holders of the Class B common stock) or Article VIII (relating to amendments) of our Charter, any of these actions must be declared advisable by our Board and approved by the affirmative vote of a majority of the votes entitled to be cast on the matter. Section 6.2.1 of our Charter provides that any merger, consolidation, sale of all or substantially all of the Company’s assets or other business combination requiring stockholder approval under Maryland law must be approved by both (i) the holders of a majority in voting power of the Class A common stock and Class B common stock, voting together without regard to class, and (ii) a majority of the total outstanding votes entitled to be cast by all holders of Class B common stock, voting as a separate class. Many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Amendment of our Charter and Bylaws

Under the MGCL, a Maryland corporation generally cannot amend its charter unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our Charter may be amended only if the amendment is declared advisable by the Board in accordance with the Charter and approved by the affirmative vote of stockholders entitled to cast two-thirds of all of the votes entitled to be cast on the matter, with Class A common stock holders and Class B common stock holders voting together without regard to class, except for any amendments which do not require the approval of stockholders under Maryland law. Once there are no longer any shares of Class B common stock outstanding, our Charter generally may be amended only if the amendment is advised by the Board and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except for any amendments which do not require the approval of stockholders under Maryland law.

Our Bylaws provide that our Board has power to adopt, alter, or repeal any provision of our Bylaws and to make new Bylaws. In addition, to the extent permitted by law, our Bylaws provide that the stockholders may alter or repeal any provision of our Bylaws and adopt new Bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter. Notwithstanding the foregoing, our Bylaws provide that the provision incorporating the Company’s obligations under the Founder’s Rights Agreement may not be amended or deleted without Lennar’s consent, and that certain exemptions to the Control Share Act may not be amended or deleted without the consent of the Miller Family or Vanguard so long as the Miller Family or Vanguard are entitled to exercise more than one-tenth of the voting power of all outstanding shares of our common stock.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our Charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless the following can be established:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Under the MGCL, the corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our Charter permits, and our Bylaws obligate, us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, REIT, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. Our Charter and Bylaws also permit us to indemnify and advance expenses with the approval of our Board to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of us or our predecessor.

The Company has entered into indemnification agreements with each of the directors and officers. The terms of each indemnification agreement provide for indemnification to the maximum extent permitted by Maryland law and will supplement the existing indemnification protections already afforded under Maryland law and pursuant to our Charter and Bylaws. Additionally, the Management Agreement contains indemnification provisions that may apply to persons who are our directors and officers.

REIT Qualification

Our Charter provides that our Board may, with an affirmative two-thirds vote of its members, revoke or otherwise terminate our REIT election if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Management

Subject to the provisions in our Charter and any contractual restrictions, the Board has the power and authority to terminate the Manager and engage a replacement manager from time to time. Pursuant to the Founder’s Rights Agreement, in the event the Management Agreement is terminated for any reason (with or without cause), whether due to a Management Change of Control (as defined in the Founder’s Rights Agreement)

or otherwise, then Lennar shall have a consent right over the appointment of a new manager (in addition to the separate approval by the Board), which consent shall not be unreasonably withheld. Lennar shall also have a consent right (in addition to the approval by the Board) to the execution of any new management agreement (whether with the same manager or a new manager).

These consent rights in favor of Lennar will enable Lennar to veto any replacement manager that the Board identifies, as well as have influence over the terms of any new management agreement between the Company and its manager.

Listing

Our Class A common stock is listed on the NYSE under the ticker symbol “MRP.” We have not applied to have our Class B common stock listed on the NYSE or any other securities exchange, or quoted on any stock quotation system, and we do not expect to do so.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. Their contact information is as follows:

Computershare Trust Company, N.A.

P.O. Box 43006

Providence, Rhode Island 02940-3006

Telephone: 888-733-5001

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional interests in shares of preferred stock rather than full shares of preferred stock. In that event, depositary receipts will be issued to evidence depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as described in the prospectus supplement relating to the particular issue of depositary shares.

The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company, as depositary, that we select as set forth in the prospectus supplement relating to the particular issue of depositary shares. Unless otherwise specified in the prospectus supplement relating to a particular issue of depositary shares, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert the shares of preferred stock into common stock.

We will describe the terms of any depositary shares we offer and the related depositary agreement, as well as the terms of the shares of preferred stock represented thereby and, if applicable, a discussion of any material U.S. federal income tax considerations applicable to such depositary shares, in the prospectus supplement relating to the particular issue of depositary shares.

DESCRIPTION OF WARRANTS

We may issue warrants that entitle the holder to purchase debt securities, preferred stock, Class A common stock or depositary shares. Warrants may be issued independently or together with debt securities, preferred stock or Class A common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of Class A common stock purchasable upon the exercise of warrants to purchase Class A common stock and the price at which such number of shares of Class A common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of depositary shares purchasable upon the exercise of warrants to purchase other securities and the price at which such number of depositary shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, a discussion of any material U.S. federal income tax considerations applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants issued pursuant to the registration statement of which this prospectus is a part will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, Class A common stock or depositary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, Class A common stock or depositary shares, holders of such warrants will not have any of the rights of holders of such debt securities, preferred stock, Class A common stock or depositary shares, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or Class A common stock purchasable upon such exercise, or to exercise any applicable right to vote or to exercise any rights of holders of depositary receipts in respect of the depositary shares purchasable upon such exercise.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of debt securities, Class A common stock, preferred stock, and/or warrants for the purchase of debt securities, preferred stock, Class A common stock or depositary shares in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. If applicable, the applicable prospectus supplement will include a discussion of any material U.S. federal income tax considerations applicable to the applicable units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents (acting as agent or principal); (4) through a combination of any of these methods; or (5) through any other method described in a prospectus supplement. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents or dealers.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NYSE or sales made through a market maker other than on an exchange or other similar offerings through sales agents. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business for which they may receive compensation.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our capital stock. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. Any such change could alter the U.S. federal income tax consequences described in this prospectus.

This discussion is limited to holders that hold our capital stock as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that might be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to such holder in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax laws (including, for example, banks or other financial institutions, insurance companies, REITs or regulated investment companies, broker-dealers, dealers in securities or currencies, traders in securities or other persons that have elected to use a mark-to-market method of accounting, tax-exempt entities including governmental authorities (both U.S. and non-U.S.) (except as described in “—Taxation of Tax-Exempt Holders of Our Capital Stock” below), persons that hold our capital stock through a non-financial foreign entity, persons that hold our capital stock through a foreign financial institution, holders whose functional currency is not the U.S. dollar, holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, holders who hold their shares in an individual retirement or other tax-deferred account, holders subject to the alternative minimum tax provisions of the Code, persons required to accrue income no later than it is accrued on an applicable financial statement, U.S. expatriates, persons who hold our capital stock on behalf of another person as nominee, trusts and estates, persons at any time holding a 5% or more (by vote or value, directly, indirectly, constructively or by attribution) beneficial interest in Millrose (except to the extent discussed herein), holders who hold our capital stock as part of a hedge, straddle, integration, constructive sale, conversion, “synthetic security,” or other risk reduction transaction or integrated investment, S corporations, partnerships or other pass-through entities (or investors in S corporations, partnerships or other pass-through entities) and persons otherwise subject to special tax treatment under the Code). In addition, no information is provided herein with respect to the tax consequences under applicable state, local or non-U.S. tax laws or U.S. federal laws other than those pertaining to the U.S. federal income tax (such as estate or gift tax).

THE U.S. FEDERAL INCOME TAX CONSEQUENCES DESCRIBED BELOW ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF OUR CAPITAL STOCK. THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES UNDER OTHER FEDERAL TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

Millrose’s Taxation as a REIT

Millrose intends to elect to be taxed as a REIT under the federal income tax laws effective for its taxable year ended on December 31, 2025. We believe that, commencing with such taxable year, we have been organized and operated in such a manner so as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable year ended December 31, 2025, and our organization and current and proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable year ending December 31, 2026 and subsequent taxable years. Investors should be aware that Hunton Andrews Kurth LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS or any court, and speaks as of the date issued. In addition, Hunton Andrews Kurth LLP’s opinion will be based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual annual and quarterly operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material), in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other nonqualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability

•

If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (a) the amount we actually distributed plus (b) retained amounts on which corporate-level tax was paid by us.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with any TRS that are not conducted on an arm’s-length basis.

•

If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure is due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below under “—Recordkeeping Requirements.”

•

The earnings of any of our lower-tier entities that are subchapter C corporations, including our TRSs (including MPH Parent, the TRS that primarily conducts our operations) and any domestic TRS we form in the future, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we also may have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, our TRSs and any TRS we form in the future will be subject to federal, state and local corporate income tax on its taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the Code.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.

Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.

It elects to be a REIT, or has made such an election for a previous taxable year, and satisfies all filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 apply to us beginning with our 2026 taxable year. If we comply with all of the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit-sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our Charter provides restrictions regarding the transfer and ownership of shares of our capital stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our Charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate. For purposes of requirement 9, we have adopted December 31 as our year-end, and thereby satisfy this requirement.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. Absent an election to be classified as a corporation for federal income tax purposes, an unincorporated domestic entity, such as a limited liability company that has a single owner for federal income tax purposes, generally is not treated as an entity separate from its parent for federal income tax purposes, including for purposes of the gross income and asset tests applicable to its owner for federal income tax purposes. Absent an election to be classified as a corporation for federal income tax purposes, an unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements. Our proportionate share of the assets of a partnership for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.

We may from time to time be a limited partner or non-managing member in a partnership or limited liability company. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. We own substantial assets through our TRSs, and our operations are conducted primarily through MPH Parent, which is a TRS. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such TRS, if any, as dividend income to the extent of the TRS’s current and accumulated earnings and profits. This treatment may affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% (20% for our taxable year ended December 31, 2025) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs (other than qualified real estate assets). A TRS generally may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. In addition, overall limitations on the deductibility of net interest expense by businesses could apply to any TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to us from a TRS, if any, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders and may affect our compliance with the gross income tests and asset tests.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income (the “75% gross income test”). Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

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interest on debt secured by a mortgage on real property or on interests in real property, and interest on debt secured by a mortgage on both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and interest on qualified mezzanine loans;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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interest or dividend income derived from the temporary investment in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for the asset tests, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

Second, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these (the “95% gross income test”).

Gross income from the following sources is excluded from both the numerator and the denominator in both gross income tests:

•	gain from the sale of property that we hold primarily for sale to customers in the ordinary course of business;

•	income and gain from certain qualified hedging transactions, as defined below in “—Hedging Transactions”;

•	certain foreign currency gains; and

•	gross income attributable to cancellation of debt (“COD”) income.

We will monitor the amount of our nonqualifying income and we will seek to manage our portfolio to comply at all times with the gross income tests, but we cannot assure you that we will be successful in this effort. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales; and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. We do not expect that interest on any of the Promissory Notes (as defined in the Annual Report) will be based in whole or in part on the income or profits of any person.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not held as inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. If a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property (including, for loans secured by real property and personal property where the fair market value of the personal property is less than 15% of the total fair market value of all such property, such personal property) securing the loan as of the date (i) we agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. If apportionment is required, the percentage of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the percentage of the principal amount of the loan that is not secured by real property-that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan.

We expect that the Promissory Notes will be treated as loans that are fully secured by mortgages on real property or interests in real property.

Fee Income. We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by mortgages on real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test, and thus cannot exceed 5% of our annual gross income. Any fees earned by any TRS will not be included in our gross income for purposes of the gross income tests.

COD Income. From time-to-time, we may recognize COD income in connection with repurchasing our debt at a discount. COD income is excluded from gross income for purposes of both the 75% and 95% gross income tests. Any COD income that we recognize would be subject to the distribution requirements, subject to certain rules that apply to excess non-cash income, or we will incur corporate income tax and a 4% nondeductible excise tax with respect to any COD income.

Hedging Transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by applicable Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (iii) in connection with the effective termination of certain hedging transactions described above, in each case, which is clearly identified as specified in applicable Treasury regulations before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements. Even if the income from our hedging transactions is excluded from gross income for purposes of the 75% and 95% gross income tests, such income and any loss will be taken into account in determining our REIT taxable income and our distribution requirement. If the IRS disagrees with our calculation of the amount or timing of recognition of gain or loss with respect to our hedging transactions, our distribution requirement could increase, which could require that we correct any shortfall in distributions by paying deficiency dividends to our stockholders in a later year.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property. To the extent that we own or acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and, if the tenant is a “controlled taxable REIT subsidiary” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock), the rent is not attributable to an increase in rent due to a modification of a lease with a controlled taxable REIT subsidiary. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own a TRS which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we generally intend to conduct our operations so that no asset that we own will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgage-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property);

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We may have the option to foreclose on a Promissory Note. The foregoing rules could affect a decision by us to foreclose on a particular Promissory Note or other mortgage loan.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to relief under the Code. That relief provision will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Our Taxation as a REIT” and “—Failure to Qualify.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets (or, the 75% asset class) must be represented by the following:

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interests in real property, including leaseholds and options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

•	interests in mortgages on real property or on interests in real property;

•	stock in other REITs and debt instruments issued by “publicly offered REITs”;

•	cash or cash items;

•	government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

•	Except for securities in TRSs and the securities in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (the “5% asset test”).

•	Except for securities in TRSs and the securities in the 75% asset class, we may not own more than 10% of any one issuer’s outstanding voting securities (the “10% vote test”).

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Except for securities in TRSs and the securities in the 75% asset class, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below (the “10% value test”).

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Not more than 25% (20% for our taxable year ended December 31, 2025) of the value of our total assets may be represented by the securities of one or more TRSs (other than securities in the 75% asset class).

•	Not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” that are not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities”, however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that, for purposes of the 10% value test, the term “securities” does not include:

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“straight debt” securities, defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership). However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid;

•	and a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

In addition, the following instruments will not be considered securities for purposes of the 10% value test: (i) a REIT’s interest as a partner in a partnership; (ii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; (iii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) to the extent of the REIT’s interest as a partner in the partnership; (iv) any loan to an individual or an estate; (v) any “section 467 rental agreement,” other than an agreement with a related party tenant; (vi) any obligation to pay “rents from real property”; (vii) certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; and (viii) any security (including debt securities) issued by another REIT. For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in clauses (i) and (ii) in the preceding sentence.

For purposes of the 75% asset test, mortgage loans generally will qualify as real estate assets to the extent that they are secured by real property. We believe that the Promissory Notes will be treated as mortgage loans that are fully secured by real property.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests.

In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if the failure is de minimis (up to the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurs or $10 million) and we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a failure of any of the asset tests (other than a de minimis failure of the 5% and 10% asset tests described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we identify the failure on a separate schedule, dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which our identification of the failure occurs and pay a tax equal to the greater of $50,000 or an amount determined by multiplying the highest federal income tax rate applicable to corporations by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. However, an acquisition of property by a REIT requires the REIT to revalue all of its assets. If the failure to satisfy the asset tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by eliminating the discrepancy within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

We currently believe that the mortgage-related assets, securities and other assets that we expect to hold will satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets, such as the securities of our TRSs, may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our senior loans and mezzanine loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

If we cease to be a “publicly offered REIT,” then, for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. If we do not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income, we may need to borrow funds or issue additional common stock or preferred stock.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued a revenue procedure authorizing “publicly offered REITs” to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. As a “publicly offered REIT,” as long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits). We have no current intention to make a taxable dividend payable in our stock.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to continue to comply with these requirements. A stockholder that fails or refuses to comply with such request is required by the Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not due to willful neglect, and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests” above.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of U.S. Holders of Our Capital Stock

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of our capital stock that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any state thereof (or the District of Columbia);

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our capital stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership considering an investment in our capital stock, you should consult your advisors.

Distributions Generally. As long as we qualify as a REIT, distributions made to taxable U.S. Holders of our capital stock out of current or accumulated earnings and profits that are not designated as capital gain dividends or retained long-term capital gains will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. Holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

Individuals, trusts and estates may be able to deduct 20% of certain pass-through income, including generally ordinary REIT dividends, subject to certain limitations (the “pass-through deduction”). To qualify for the pass-through deduction, the stockholder receiving such dividend must hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property.

The maximum federal income tax rate for “qualified dividend income” received by taxpayers taxed at individual rates is currently 20% (exclusive of the 3.8% net investment income tax). Qualified dividend income generally includes dividends paid to U.S. Holders taxed at individual rates by domestic C-corporations and certain qualified foreign corporations. Because we generally are not subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “Millrose’s Taxation as a REIT” above), our dividends generally will not be eligible for the reduced 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at a higher tax rate as described above. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRS), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. Holder must hold our capital stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our capital stock becomes ex-dividend.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. Holder’s stock, the distributions will be taxable as capital gains.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to U.S. Holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the U.S. Holders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. Holders on IRS Form 1099-DIV. Corporate U.S. Holders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require U.S. Holders to include our undistributed net capital gains in their income. If we make such an election, U.S. Holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. A U.S. Holder will increase the basis in its shares of our capital stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. Holders of our stock at a rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. Holders of our stock at a maximum rate of 25%.

The IRS currently requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions and gain from the disposition of our capital stock will not be treated as passive activity income, and therefore U.S. Holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Other Tax Considerations. U.S. Holders may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sales of Our Capital Stock. Upon any taxable sale or other disposition of our capital stock, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes on the disposition of our capital stock in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. Holder’s adjusted basis in such stock for tax purposes.

Gain or loss will be capital gain or loss. The applicable tax rate will depend on the U.S. Holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the U.S. Holder’s tax bracket.

A U.S. Holder’s adjusted tax basis generally will equal the original tax basis increased by the excess of net capital gains deemed distributed to the U.S. Holder less tax deemed paid by it and reduced by any return of capital distribution. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket. All or a portion of any loss that a U.S. Holder realizes upon a taxable disposition of our capital stock may be disallowed if the U.S. Holder purchases our capital stock within 30 days before or after the disposition.

Net Investment Income Tax. Certain U.S. Holders, including individuals and estates and trusts, are subject to an additional tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of our capital stock and income from dividends paid on our capital stock. U.S. Holders are urged to consult their tax advisors regarding the net investment income tax.

Taxation of U.S. Holders on Redemption of Preferred Stock

A redemption of preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Holders of our Capital Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. Holder’s interest in our stock, (ii) results in a “complete termination” of the U.S. Holder’s interest in all classes of our stock or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. Holder of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be taxable as a dividend, as described above in “—Taxation of U.S. Holders of our Capital Stock.” In that case, a U.S. Holder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. Holder’s remaining stockholdings in our company. If the U.S. Holder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Taxation of U.S. Holders on Conversion of Preferred Stock

Except as provided below, (i) a U.S. Holder generally will not recognize gain or loss upon a conversion of preferred stock into our common stock, and (ii) a U.S. Holder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Holder has held the preferred stock for more than one year at the time of conversion. U.S. Holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of preferred stock for cash or other property.

Taxation of Non-U.S. Holders of Our Capital Stock

The rules governing U.S. federal income taxation of Non-U.S. Holders are complex. This section is only a summary of such rules. We urge Non-U.S. Holders to consult their tax advisors to determine the impact of federal, state and local income tax laws on the acquisition, ownership and disposition of our capital stock, including any reporting requirements.

A “Non-U.S. Holder” is a beneficial owner of our capital stock that is neither a U.S. Holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

Distributions. Distributions by us to a Non-U.S. Holder of our capital stock that are neither attributable to gain from sales or exchanges by us of “United States real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a U.S. trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. Holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. A corporate Non-U.S. Holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate, on its effectively connected earnings and profits (subject to adjustments). We (or an applicable withholding agent) expect to withhold U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a Non-U.S. Holder unless:

•

a lower treaty rate applies and the Non-U.S. Holder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any applicable successor form), with us (or an applicable withholding agent) evidencing eligibility for that reduced rate; or

•

the Non-U.S. Holder files an IRS Form W-8ECI (or any applicable successor form) with us (or an applicable withholding agent) claiming that the distribution is income effectively connected with the Non-U.S. Holder’s U.S. trade or business.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the Non-U.S. Holder in our capital stock will reduce the Non-U.S. Holder’s adjusted basis in our capital stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the Non-U.S. Holder in our capital stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Sales of Our Capital Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we (or an applicable withholding agent) normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We (or an applicable withholding agent) would be required to withhold at least 15% of any distribution to a Non-U.S. Holder in excess of our current and accumulated earnings and profits if our capital stock constitutes a United States real property interest with respect to such Non-U.S. Holder, as described below under “—Taxation of Non-U.S. Holders of Our Capital Stock—Sales of Our Capital Stock.” This withholding would apply even if a lower treaty rate applies or the Non-U.S. Holder is not liable for tax on the receipt of that distribution. However, a Non-U.S. Holder may seek a refund of these amounts from the IRS if the Non-U.S. Holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a Non-U.S. Holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to U.S. federal income taxation unless:

•

the investment in our capital stock is effectively connected with the Non-U.S. Holder’s trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to certain Non-U.S. Holders that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as a capital gain dividend, will cause such Non-U.S. Holders to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Such Non-U.S. Holders will be taxed on this gain at the same rates applicable to U.S. Holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, branch profits tax at a rate of 30% (or lower applicable treaty rate) may apply to a Non-U.S. Holder that is a corporation. Unless the Non-U.S. Holder is a “qualified shareholder” or a “qualified foreign pension fund” (each as defined below), we (or an applicable withholding agent) will be required to withhold and remit to the IRS the applicable FIRPTA withholding percentage of any distributions to Non-U.S. Holders that could have been designated as a capital gain dividend, whether or not attributable to sales of United States real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual Non-U.S. Holders may exceed the actual tax liability, is creditable against the Non-U.S. Holder’s U.S. federal income tax liability.

However, the FIRPTA withholding tax will not apply to any capital gain dividend with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the Non-U.S. Holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend to such holder will be treated as a distribution of ordinary income subject to the rules discussed above under “—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions.” Also, the branch profits tax will not apply to such a distribution.

Sales of Our Capital Stock. Gain recognized by a Non-U.S. Holder upon the sale or exchange of our capital stock generally would not be subject to U.S. taxation unless:

•

the investment in our capital stock is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain for the taxable year; or

•

the Non-U.S. Holder is not a “qualified shareholder” or a “qualified foreign pension fund” and our capital stock constitutes a United States real property interest within the meaning of FIRPTA, as described below.

Our capital stock will not constitute a United States real property interest if we either are not a United States real property holding corporation or we are a domestically-controlled REIT. Whether we are a United States real property holding corporation will depend upon whether the fair market value of United States real property interests owned by us equals or exceeds 50% of the fair market value of these interests, any interests in real estate outside of the United States, and our other trade and business assets. The term “United States real property interests” generally does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that we will be a United States real property holding corporation, but no assurance can be provided that we will not be treated as such. Even if we are a United States real property holding corporation, the disposition of our capital stock will not be subject to FIRPTA if we are a domestically-controlled REIT. Generally, a REIT is domestically controlled if, at all times during a specified testing period, less than 50% of the value of its shares is held directly or indirectly by non-U.S. persons.

Because our capital stock is publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT. Even if we were a United States real property holding corporation and were not a domestically-controlled REIT, a sale of capital stock by a Non-U.S. Holder would nevertheless not be subject to taxation under FIRPTA as a sale of a United States real property interest if:

•	the applicable class of our stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•

the Non-U.S. Holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of the applicable class of our capital stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

We believe that our Class A common stock is currently treated as being regularly traded on an established securities market. If gain on the sale or exchange of our capital stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. Holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA, the purchaser of capital stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds our capital stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA, and thus, will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on distributions by us or dispositions of our capital stock, the portion of REIT distributions or portion of sale proceeds attributable to certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) that hold more than 10% of the applicable class of our stock (whether or not by reason of the investor’s ownership interest in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. federal withholding tax.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the applicable class of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the U.S. Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds our capital stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA, and thus, will not be subject to special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. federal withholding tax. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established by such country or an employer to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or is otherwise available to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Taxation of Non-U.S. Holders on Conversion or Redemption of Preferred Stock

Conversion of Preferred Stock. The conversion of our preferred stock into our common stock may be a taxable exchange for a Non-U.S. Holder if our preferred stock constitutes a United States real property interest. Even if our preferred stock constitutes a United States real property interest, provided our common stock also constitutes a United States real property interest, a Non-U.S. Holder generally will not recognize gain or loss upon a conversion of preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock constitutes a United States real property interest and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Holder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such Non-U.S. Holder’s common stock received over such Non-U.S. Holder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock.

Any shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend as described under “—Taxation of U.S. Holders of Our Capital Stock” above. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share as described under “—Taxation of Non-U.S. Holders of Our Capital Stock” above.

Non-U.S. Holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such Non-U.S. Holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Redemption of Preferred Stock. As described under “Taxation of U.S. Holders on Redemption of Preferred Stock” above, a redemption that satisfies certain tests set forth in Section 302(b) of the Code will be treated as a taxable exchange and a redemption that does not satisfy certain tests under Section 302(b) of the Code will be treated as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits). For a more detailed discussion of the treatment of a redemption of preferred stock, see “Taxation of U.S. Holders on Redemption of Preferred Stock.”

Non-U.S. Holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such Non-U.S. Holder redeems our preferred stock.

Taxation of Tax-Exempt Holders of Our Capital Stock

Provided that a tax-exempt holder has not held its capital stock as “debt-financed property” within the meaning of the Code, the dividend and interest income from us generally will not be unrelated business taxable income, referred to as “UBTI”, to a tax-exempt holder. Similarly, income from the sale of our capital stock will not constitute UBTI unless the tax-exempt holder has held its capital stock as debt-financed property within the meaning of the Code.

Notwithstanding the above, however, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Moreover, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Our ownership limit may make it less likely that a pension trust would hold more than 25% of the value of our capital stock or that a group of pension trusts each holding more than 10% of the value of our capital stock would hold more than 50% of the value of our capital stock. No assurance can be given, however, that we will not be a “pension-held REIT” because of ownership waivers or otherwise.

Backup Withholding Tax and Information Reporting

U.S. Holders of our Capital Stock. In general, information-reporting requirements will apply to payments of dividends on and payments of the proceeds of the sale of our capital stock held by U.S. Holders, unless an exception applies. The payor is required to withhold tax on such payments if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. In addition, a payor of the dividends on our capital stock is required to withhold tax if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code. A U.S. Holder that does not provide us with a correct TIN may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. Holders who fail to certify their U.S. status to us. Some U.S. Holders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s U.S. federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS. The payor will be required to furnish annually to the IRS and to holders of our capital stock information relating to the amount of dividends paid on our capital stock, and that information reporting may also apply to payments of proceeds from the sale of our capital stock. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-U.S. Holders of Our Capital Stock. Generally, information reporting will apply to payments of dividends on our capital stock, and backup withholding described above for a U.S. Holder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our capital stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. Holders unless the Non-U.S. Holder satisfies the requirements necessary to be an exempt Non-U.S. Holder or otherwise qualifies for an exemption. The proceeds of a disposition by a Non-U.S. Holder of our capital stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker.

Applicable Treasury regulations provide presumptions regarding the status of a holder of our capital stock when payments to such holder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Additional Withholding Requirement. Under the Foreign Account Tax Compliance Act, which is referred to as “FATCA,” a 30% federal withholding tax will apply to dividends that we pay to certain foreign entities if such entities do not satisfy disclosure and withholding requirements related to U.S. accounts or ownership. Foreign entities must provide documentation evidencing compliance with or an exemption from FATCA, typically provided on IRS Form W-8BEN-E, to avoid this withholding tax. If a payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may generally, except in the case of certain foreign financial institutions, be credited against, and therefore reduce, such other withholding tax. Non-U.S. Holders and U.S. Holders holding through foreign accounts or intermediaries should consult their tax advisors to determine the applicability of FATCA in light of their individual circumstances.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. In addition, several proposals have been made that would make substantial changes to the U.S. federal income tax laws generally. We cannot predict whether any of these changes will become law or the long-term effect of any future changes in law on REITs and their holders. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our capital stock.

State and Local Taxes

We and our holders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our holders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective holders should consult their tax advisors regarding the effect of state and local tax laws on an investment in our capital stock.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Venable LLP, Baltimore, Maryland, or Akin Gump Strauss Hauer & Feld LLP, New York, New York. Hunton Andrews Kurth LLP, New York, New York, is acting as counsel to Millrose with respect to certain United States federal income tax matters. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Millrose Properties, Inc. incorporated by reference herein, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (all of which are estimated) to be borne by us in connection with a distribution of securities registered under this registration statement.

SEC registration fee	$	*
FINRA filing fee	$	**
Printing fees and expenses	$	**
Accounting fees and expenses	$	**
Rating agency fees	$	**
Legal fees and expenses	$	**
Transfer Agent and Registrar, Trustee and Depositary fees and expenses	$	**
Miscellaneous	$	**

Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Millrose’s Charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which Millrose’s Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless the following can be established: (1) an act or omission of the director or officer was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Under the MGCL, the corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Millrose’s Charter permits, and its Bylaws obligate, Millrose, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer of Millrose and at Millrose’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. Millrose’s Charter and Bylaws also permit Millrose to indemnify and advance expenses, with the approval of the board of directors, to any person who served a predecessor of Millrose in any of the capacities described above and to any employee or agent of Millrose or a predecessor of Millrose.

With respect to certain agreements between Millrose and Lennar, Lennar has agreed to indemnify and hold harmless Millrose, each of its subsidiaries, and each of their respective stockholders, members, directors, officers, managers, employees and agents, from any and all costs or liabilities directly or indirectly relating to or arising under or out of Lennar’s failure to fulfill all of its obligations. In addition, the Management Agreement includes a provision that Millrose will indemnify and save harmless the Manager or any of its affiliates and their respective partners, members, officers, directors, employees and agents and a duty for the Manager to obtain directors’ and officers’ errors and omissions insurance policies for Millrose’s directors and officers.

Millrose is also party to certain commercial agreements that provide for indemnification of our officers and directors in connection with activities undertaken on behalf of Millrose, subject to customary limitations and exceptions.

Millrose is a party to indemnification agreements with each of its directors and executive officers. The terms of each indemnification agreement provide for indemnification to the maximum extent permitted by Maryland law and supplement the existing indemnification protections already afforded under Maryland law and pursuant to Millrose’s Charter and Bylaws.

Millrose purchased and maintains insurance on behalf of all of Millrose’s directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not Millrose is required, or has the ability to, indemnify them against the same liability.

Item 16. Exhibits.

		Incorporated by reference
Exhibit	Description	Form	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.

3.1	Articles of Amendment and Restatement of Millrose Properties, Inc.	8-K	3.1	2/7/2025

3.2	Amended and Restated Bylaws of Millrose Properties, Inc.	8-K	3.2	2/7/2025

4.1	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934.	10-K	4.1	3/2/2026

4.2**	Form of Base Indenture with respect to Debt Securities.

4.3*	Form of Debt Security.

Incorporated by reference
Exhibit	Description	Form	Exhibit	Filing Date

4.4*	Form of Certificate of Designations.

4.5*	Form of Preferred Stock Certificate.

4.6*	Form of Warrant Agreement.

4.7*	Form of Warrant Certificate.

4.8*	Form of Depositary Agreement.

4.9*	Form of Depositary Receipt Certificate.

4.10*	Form of Unit Agreement.

5.1**	Opinion of Venable LLP.

5.2**	Opinion of Akin Gump Strauss Hauer & Feld LLP.

8.1**	Opinion of Hunton Andrews Kurth LLP with respect to tax matters.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Venable LLP (contained in Exhibit 5.1).

23.3**	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.2).

23.4**	Consent of Hunton Andrews Kurth LLP (contained in Exhibit 8.1)

24.1**	Powers of Attorney (contained on signature pages).

25.1‡	Form T-1 Statement of Eligibility and Qualification of the Trustee with respect to Debt Securities.

107**	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant in connection with the issuance of securities.

**	Filed herewith.

‡	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

Each undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

8. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the filing requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 31, 2026.

MILLROSE PROPERTIES, INC.

By:	/s/ Darren L. Richman
Darren L. Richman Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Darren L. Richman, Garett Rosenblum and Rachel Presa, each of whom may act without joinder of the other, as their true and lawful attorney in fact and agent, with full power of substitution, for such person and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney in fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself or her herself might or could do, if personally present, hereby ratifying and confirming all that said attorney in fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on March 31, 2026.

Signature	Title	Date

/s/ Darren L. Richman Darren L. Richman	Chief Executive Officer and President (Principal Executive Officer)	March 31, 2026

/s/ Garett Rosenblum Garett Rosenblum	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 31, 2026

/s/ Carlos A. Migoya Carlos A. Migoya	Director	March 31, 2026

/s/ Patrick J. Bartels Patrick J. Bartels	Director	March 31, 2026

/s/ Matthew B. Gorson Matthew B. Gorson	Director	March 31, 2026

/s/ Kathleen B. Lynch Kathleen B. Lynch	Director	March 31, 2026

/s/ M. Alison Mincey M. Alison Mincey	Director	March 31, 2026